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                                                                    EXHIBIT 10.7


                                                              New York, New York
                                                            As of April 28, 2000


                    AMENDED AND RESTATED GUARANTY OF PAYMENT

     THIS AMENDED AND RESTATED GUARANTY OF PAYMENT is made as of the 28th day of April, 2000 by Guarantor (hereinafter defined) and Lender (hereinafter defined).

     Lender is the current owner and holder of that certain guaranty of payment described on Schedule A attached hereto and made a part hereof (the "Existing Guaranty").

     Guarantor and Lender desire to amend and restate the Existing Guaranty in its entirety.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and in and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree that all of the terms, provisions and obligations contained in the Existing Guaranty are hereby amended and restated in their entirety to read as follows:

     FOR VALUE RECEIVED, and to induce LEHMAN ALI, INC., a Delaware corporation, having an address at Three World Financial Center, 200 Vesey Street, New York, New York 10285 ("Lender"), to lend to POINTE ORLANDO DEVELOPMENT COMPANY, a California general partnership ("Borrower"), the principal sum of SEVENTY-EIGHT MILLION FOUR HUNDRED SEVENTY-FOUR THOUSAND SEVEN HUNDRED TWENTY-FOUR AND 90/100 DOLLARS ($78,474,724.90) (the "Loan"), evidenced by the Note (as defined in the Loan Agreement (hereinafter defined)) and secured by the Security Instrument (as defined in the Loan Agreement), and by other documents executed in connection therewith (the "Other Security Documents"). The term "Loan Agreement", as used herein, shall mean, that certain amended and restated the Original Loan Agreement pursuant to that certain Second Amended and Restated Construction Loan Agreement dated April 20, 1998, as amended.

     The undersigned, NEW PLAN EXCEL REALTY TRUST, INC. having an address at 1120 Avenue of the Americas, New York, New York 10036 ( "Guarantor") hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment and performance of the Guaranteed Obligations (hereinafter defined). The term "Guaranteed Obligations", as used herein, shall mean (i) a portion of the outstanding amount of the Debt (hereinafter defined) in excess of $63,474,724.90 (the "Guaranty Amount"), (ii) Building 5 Liens (as defined in the Loan Agreement), and (iii) delivery of the Required Letter of Credit (as defined in the Loan Agreement), if applicable, provided, however, the Guaranty Amount shall be reduced to be a portion of the outstanding amount of the Debt (hereinafter defined) in excess of $68,474,724.90 in the event Borrower complies with the Leasing Requirements (hereinafter defined), but the Guaranty Amount shall not be reduced by any payment by the title insurance company resulting from a claim by Lender in connection with any Building 5 Liens.





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     The term "Leasing Requirements", as used herein, shall mean the delivery by
Borrower to Lender of either (a) written estoppel certificates from tenants currently in occupancy ("Existing Tenants") at the Project (each, an "Estoppel Certificate") or (b) a certification of Borrower with respect to the Existing Tenants (a "Certification"; together with the Estoppel Certificates, individually and collectively, as the context may require, a "Lease Affirmation"), which Lease Affirmations shall state, among other things, (the "Required Information") that (i) all of Borrower's obligations with respect to tenant improvements and tenant installations have been completed in compliance with the applicable leases and Borrower has no knowledge of any objection by the Existing Tenant in connection therewith, (ii) the Existing Tenants are paying base rent, percentage rent and/or additional rent without offsets, counterclaims, defenses, deductions or credits whatsoever, (iii) the leases with the Existing Tenants are is in full force and effect and (iv) the aggregate annual base rent paid by the Existing Tenants equals or exceeds $9,800,000.00 (the "Required Base Rent"), provided, however, in the event Borrower fails to deliver Lease Affirmations from the required Existing Tenants and Borrower has leased additional space at the Project to tenants satisfactory to Lender ("Additional Tenants") at market rents and for a term to expire no earlier than five (5) years from the date of commencement thereof pursuant to terms and conditions satisfactory to Lender, the Leasing Requirements can be satisfied by delivery to Lender of Lease Affirmations containing the Required Information from a sufficient number of Existing Tenants and Additional Tenants to indicate compliance with the Required Base Rent. Nothing contained herein shall modify or amend any right of Borrower with respect to Leases at the Project as provided in
Section 9.17 of the Loan Agreement.

     It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Security Instrument, or the Other Security Documents, a true copy of each of said documents Guarantor hereby acknowledges having received and reviewed.

     Any indebtedness of Borrower to Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Guaranteed Obligations. Until payment in full of the Guaranteed Obligations (and including interest accruing thereon after the commencement of a proceeding by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations adopted and promulgated pursuant thereto (collectively, the "Bankruptcy Code") which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor (provided, however, provided no Event of Default has occurred and is continuing, the foregoing shall not prohibit Borrower from making partnership distributions in the ordinary course of business) and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.



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     Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that such reimbursement is not made by Borrower, for all expenses (including reasonable counsel fees) incurred by Lender in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Guaranty.

     All moneys available to Lender for application in payment or reduction of the Guaranteed Obligations shall be applied by Lender in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit to the payment or reduction of such portion of the Guaranteed Obligations as Lender may elect.

     Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, or notice or demand.

     Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (i) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to either the Note, the Security Instrument, or the Other Security Documents, against any person obligated thereunder or against the owner of the premises covered by the Security Instrument, or (ii) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (iii) by reason of the release or exchange of any property covered by the Security Instrument or other collateral for the Loan, or (iv) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect to this Guaranty, or (v) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Security Instrument or the Other Security Documents, or the death of any Guarantor, or (vi) by reason of any payment made on the Debt or any other indebtedness arising under the Note, the Security Instrument or the Other Security Documents, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Guaranteed Obligations, nor shall it have the effect of reducing the liability of Guarantor hereunder. It is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from declaring the Debt (as defined in the Loan Agreement) due and payable on the happening of any default or event by which under the terms of the Note, the Security Instrument or the Other Security Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Guaranteed Obligations due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

     Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Security Instrument, or any of the Other Security Documents, that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other such collateral, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.


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     As a further inducement to Lender to make the Loan and in consideration thereof, Guarantor further covenants and agrees (i) that in any action or proceeding brought by Lender against Guarantor on this Guaranty, Guarantor shall and does hereby waive trial by jury, (ii) that the Supreme Court of the State of New York for the County of New York, or, in a case involving diversity of citizenship, the United States District Court for the Southern District of New York, shall have jurisdiction of any such action or proceeding, and (iii) that within thirty days after service of any summons and complaint or other process in any such action or proceeding, Guarantor so served shall appear or answer to any summons and complaint or other process and should Guarantor so served fail to appear or answer within said thirty-day period, said Guarantor shall be deemed in default and judgment may be entered by Lender against the said party for the amount as demanded in any summons and complaint or other process so served.

     This is a guaranty of payment and not of collection and upon any default of Borrower under the Note, the Security Instrument or the Other Security Documents, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan. Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

     Each reference herein to Lender shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

     Guarantor (and its representative, executing below, if any) has full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty.

     All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

     This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     This Guaranty shall be governed, construed and interpreted as to validity, enforcement and in all other respects, in accordance with the laws of the State of New York.



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     IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above set forth.


                                     NEW PLAN EXCEL REALTY TRUST, INC.


                                     By: /s/ Steven F. Siegel
                                        -----------------------------------
                                         Name:  Steven F. Siegel
                                         Title:  Sr. VP



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                                   SCHEDULE A


     That certain Guaranty of Payment dated as of January 28, 2000 given New Plan Excel Realty Trust, Inc. to Lehman Ali, Inc.